[LOGO] integrated information systems(TM)     1480 South Hohokam Drive
                                              Tempe, AZ 85281
                                              480-317-8000
                                              480-317-8779 -- Investor Relations
                                              480-317-8010 -- Fax
                                              www.iis.com

FOR IMMEDIATE RELEASE

                     IIS Announces Acquisition of Cunningham
           Consulting; Combined Company is the Leading Microsoft Gold
                       Certified Partner in Southwest U.S.

Tempe, AZ (November 19, 2002) Integrated Information Systems, Inc. ("IIS") (NASDAQ: IISXC), a leading provider of secure integrated information solutions, today announced that it has completed transactions to hire the executive management and key professional staff and acquire certain related assets of Cunningham Enterprises, Inc. dba Cunningham Consulting, an established, privately owned Southwest-based information technology consulting and services firm. Cunningham Consulting's executives and professionals, who serve clients in the region, will consolidate operations with IIS' current Southwest division providing opportunities for significant improvements in profitability of the combined operations.

Founded in 1992, Cunningham Consulting has built a distinguished client list that includes Honeywell, Intel, SunAmerica, TriWest Health, Cox Communications, P.F. Chang's China Bistro, Arizona Superior Court, State of Arizona Transportation Department, Maricopa County Superior Court, Buck Consulting (a division of Mellon Bank), Construction Inspection and Testing, BankOne and Diversified Health.

Mr. Charlie Cunningham, formerly Chief Executive Officer of Cunningham Consulting, will join IIS as Vice President, National Business Intelligence Practice. Cunningham Consulting's data warehousing and business intelligence
(BI) offerings and Mr. Cunningham's extensive experience in BI, will be leveraged across the entire IIS organization to allow all IIS clients access to the latest in BI technologies and experts in order to consolidate, migrate and leverage their data platforms and business information.

"All of us at Cunningham Consulting are looking forward to being a valuable part of IIS" said Charlie Cunningham. "Existing and potential clients of Cunningham Consulting will now have immediate access to resources within IIS, an international consulting firm focusing on mid-market enterprise IT needs. IIS is committed to delivering top quality business intelligence (BI) services plus a breadth of other offerings, such as information security services, Microsoft Business Solutions, technical training, and world-class application integration with the latest technologies including Microsoft's .NET, SharePoint Portal Server, BizTalk, Commerce Server and Content Management Server. Existing Cunningham Consulting clients will also benefit from our team's expansion and greatly increased depth and strength. Our ability to support the entire array of our clients' IT needs has just taken a quantum leap."

"Cunningham Consulting has successfully expanded its roster of consulting clients in the Southwestern United States in the face of a very difficult market environment," said Jim Garvey, Chairman, Chief Executive Officer and President of IIS. "IIS' growth strategy is to join forces with like-minded peer consultancies with strong delivery capabilities around Microsoft technologies. Cunningham Consulting fits our profile perfectly. With the completion of this transaction, IIS has significantly expanded its presence in the Southwest. With the combined strength of our existing Microsoft double Gold Certified operation and the addition of the Cunningham Consulting's Microsoft double Gold Certified operation, we are the strongest Microsoft Gold Certified Partner in the Southwest. Our combined accomplishments include being Southwest Microsoft Partner of the year for the last three years the award was presented and a total of five Partner Advisory Counsel (PAC) appointments this year. IIS has appointments on the E-Commerce, Business Intelligence, Collaborative Solutions, Enterprise and US Partner Engagement PACs. In addition, Cunningham Consulting's successes in Business Intelligence further enhances our joint national delivery capabilities."

Cunningham Consulting's industry leading experience and unparalleled success in utilizing Microsoft's SQL Server platform to deliver BI solutions began in 1992 with the earliest versions of Microsoft's database software and has continued to evolve non-stop. Cunningham Consulting is the Microsoft Southwest District's representative to the


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IIS Announces Acquisition of Cunningham Consulting
November 19, 2002 - Page 2

global Microsoft Business Intelligence Partner Advisory Council (PAC), which works with Microsoft's internal SQL Server resources to guide evolution of Microsoft's industry leading database platform.

"We are very excited about the combination of IIS and Cunningham Consulting," said Pete Fox, General Manager of the Microsoft Southwest District. "IIS has always been a strong partner for Microsoft and now with the addition of Cunningham Consulting's excellent technical resources, IIS is poised to be a leader in the Southwest for a long time."

Microsoft(R) is a registered trademark of Microsoft Corporation in the United States and/or other countries.

About IIS

Integrated Information Systems(TM) is a leading provider of secure integrated information solutions. IIS specializes in securely optimizing, enhancing and extending information applications and networks to serve employees, partners, customers and suppliers. Founded in 1988, IIS employs more than 200 professionals, with offices in Boston; Denver; Madison; Milwaukee; Phoenix; Portland, Oregon and Bangalore, India. Integrated Information Systems' common stock is traded on The Nasdaq SmallCap Market under IISXC.

For more information on Integrated Information Systems, please visit our web site: www.iis.com.

     Cautionary Statement

This press release includes forward-looking statements made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Words such as "expect," "may," "anticipate," "intend," "would," "will," "plan," "believe," "estimate," "should," and similar expressions identify forward-looking statements. Forward-looking statements in this press release include statements concerning IIS' ability to continue serving Cunningham Consulting's clients and to profitably integrate the capabilities of Cunningham Consulting's services and consulting staff with the services offered by the consulting staff of IIS, IIS' ability to reduce costs through elimination of redundancies, IIS' ability to deliver advanced solutions for its clients and to create demand for its services and IIS' ability to roll out successfully a new national practice. These forward-looking statements involve a number of risks and uncertainties which could cause actual events to differ materially from those expressed by such forward-looking statements and could cause IIS' stock price to decline. Factors that could cause actual events to differ from such forward-looking statements include the inability to retain and continue to serve Cunningham Consulting's clients, the inability to coordinate and integrate the capabilities of Cunningham Consulting's professional staff and services with the staff and services offered by IIS, the inability of IIS to retain Cunningham Consulting's consulting staff and executives, IIS' ability to generate sufficient revenues to offset the costs and expenses of the transactions with Cunningham Consulting, the incurrence of unexpected costs, expenses and liabilities by IIS resulting from the Cunningham Consulting transactions, the ability to obtain financing, comply with all requirements for continued listing on The Nasdaq SmallCap Market, renegotiate, settle or enter into new facilities leases on favorable terms, unfavorable outcomes of litigation, expenses and liabilities incurred by IIS in recent and future acquisitions, including debt service, and the ability of the company to stay at the forefront of technological changes. Other factors identified in documents filed by IIS with the Securities and Exchange Commission and in other public statements, including those set forth under the caption "Factors That May Affect Future Results and Our Stock Price" in the company's Form 10-K for the year ended 12/31/01 and its Form 10-Q for the period ended 9/30/02, as well as future economic and other conditions both generally and in our specific geographic and vertical services markets, could negatively impact its results of operations and financial condition and cause actual results to vary from those expressed by the forward-looking statements in this press release.

                                      # # #

CONTACTS:

Jim Garvey
Chief Executive Officer
Integrated Information Systems, Inc.
(480) 317-8997